Exhibit 10.1

VOLATO, INC.

EMPLOYEE INVENTION ASSIGNMENT, RESTRICTIVE COVENANTS,
AND CONFIDENTIALITY AGREEMENT

This Employee Invention Assignment, Restrictive Covenants, and Confidentiality Agreement (the “Agreement”) is made and entered into as of January __, 2024, to be effective December 1, 2023 (the “Effective Date”), by and among [Employee Name] (the “Employee”), Volato Group, Inc. (fka PROOF Acquisition Corp I, the “Parent”) and Volato, Inc. (the “Company”).

WHEREAS, pursuant to the terms of that certain Business Combination Agreement dated August 1, 2023 by and among and among the Parent, PACI Merger Sub, Inc., and the Company, the Company became a wholly-owned subsidiary of the Parent following the closing of the transaction (such transactions collectively the “Merger”);

WHEREAS, in connection with the Merger, Employee entered into that certain Employment Agreement dated as of December 1, 2023, by and among Employee, the Parent, and the Company;

WHEREAS, as memorialized in the Employment Agreement, the parties intended this Agreement be executed as of and effective contemporaneously with the Employment Agreement, and agree that this Agreement is a condition to, and part of, the Company’s initial offer of the terms of the Employment Agreement;

WHEREAS, the Employee acknowledges and agrees that he or she will receive new compensation, severance benefits, and the other benefits under the Employment Agreement, as well as a one-time signing bonus of $250.00, payable within ten (10) days of executing this Agreement, as well as Employee’s continued employment and continued access to the Company’s and its Affiliates’ (as that term is defined herein) confidential information and trade secrets, which constitute new consideration and benefits to which the Employee is not otherwise entitled; and

WHEREAS, Employee’s agreement to the terms and conditions of this Agreement are a condition of Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1.          Inventions.

(a)        Employee agrees to and does hereby irrevocably assign to Company all of Employee’s rights to all Subject Inventions (as defined below) in the United States and all other countries and the right to claim priority therein. “Subject Invention” means any Invention (as defined below) which is conceived by Employee solely or jointly with others and (i) relates to the actual or anticipated business, research, or development of Company or its Affiliates (as defined below); (ii) results from any work performed by Employee using any equipment, supplies, facilities, materials, Protected Information (as defined in Section 8), or personnel of Company or its Affiliates; or (iii) is suggested by or results from any task assigned or performed by Employee for or on behalf of Company or its Affiliates. “Invention” means any idea, invention, discovery, improvement, innovation, design, process, method, formula, technique, machine, article of manufacture, composition of matter, algorithm, or computer program, as well as improvements thereto.  For the purposes of the Agreement, an “Affiliate” shall mean a person or entity controlling, controlled by or under common control with the Company or the Parent.

(b)        If Employee has previously conceived of any Invention or acquired any ownership interest in any Invention, which: (i) is Employee’s property, solely or jointly; (ii) is not described in any issued patent as of the commencement of Employee’s employment with Company; and (iii) would be a Subject Invention if such Invention was made while a Company employee, then Employee must, at Employee’s election, either: (A) provide Company with a written description of the Invention on Exhibit A; or (B) provide Company with the license described in Section 1(c) of this Agreement.

(c)        If Employee has previously conceived or acquired any ownership interest in an Invention described above in Section 1(b) and Employee elects not to disclose such Invention to Company as provided above, then Employee agrees to and does hereby grant to Company and its Affiliates a nonexclusive, irrevocable, paid up, royalty-free license with the right to sublicense to all of Employee’s rights in the Invention, including a license under all patents to issue in any country which pertain to the Invention. Further, for any Invention disclosed by Employee on Exhibit A, if Employee uses such Invention in the course of Employee’s performance with Company, or otherwise contributes an Invention to the Company or any of its Affiliates in any way, Employee agrees to and does hereby grant to Company and its Affiliates a nonexclusive, irrevocable, paid up, royalty-free license with the right to sublicense to all of Employee’s rights in the Invention, including a license under all patents to issue in any country which pertain to the Invention.

(d)        If Employee owns any issued United States Patent or foreign equivalent thereof, or Employee is an inventor, either individually or jointly, of any issued United States Patent or foreign equivalent thereof, Employee must provide the United States Patent number and/or foreign number for any such patent or foreign equivalent thereof in Exhibit A. Otherwise, Employee represents that Employee owns no United States Patent or foreign equivalent thereof, individually or jointly, except those described on Exhibit A.

2.          Patent Applications and Maintenance of Patents. Employee agrees that should Company elect to file an application for patent, either in the United States or in any foreign country on a Subject Invention for which Employee is an inventor, Employee will execute all necessary documentation relating to the patent application, including formal assignments to Company, and will cooperate with attorneys or other persons designated by Company to provide all information necessary for the prosecution of the patent application(s) in the United States and any foreign country. Employee also agrees to assist the Company in every proper way to maintain its patents during and following the period of employment including, but not limited to, the performance of all lawful acts, such as the giving of testimony in any interference proceedings, infringement suits, or other litigation, as may be deemed necessary or advisable by the Company. Employee further authorizes and grants an irrevocable, perpetual, limited power of attorney, being coupled to an interest, to Company’s President or CEO and to Company’s designated legal counsel, and each of their respective designees, to execute on Employee’s behalf any documents necessary to evidence authorship, inventorship, or invention ownership (including, but not limited to, declarations) and assignments granted herein for the United States or any other country without further notice or consideration to Employee. This Section 2 shall survive any expiration or termination of this Agreement.

3.          Copyrights.

(a)        Employee agrees that any Work (as defined below) created by Employee in the course of Employee’s performance of duties as an employee of Company is subject to the “Work for Hire” provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. “Work” means any copyrightable work of authorship, including without limitation, any technical descriptions for products and services, user’s guides, graphical works, audiovisual works, sound recordings, advertising materials, computer programs, software programs, computer code (both object code and source code), websites and content, and any contribution to such materials. All right, title, and interest to copyrights in all Work which has been or will be prepared by Employee within the scope of Employee’s employment with Company will be the property of Company. Employee further agrees that, to the extent the provisions of Title 17 of the United States Code do not vest the copyrights to any Work in Company, Employee agrees to and does hereby assign to Company all right, title, and interest to copyrights which Employee may have in the Work.

(b)        If Employee owns any ownership interest in any Work, Employee must, at Employee’s election, either: (A) provide Company with a written description of any such Work on Exhibit A; or (B) provide Company with the license described in Section 3(c) of this Agreement.

(c)         If Employee owns any ownership interest in an any Work described above in Section 3(b) and Employee elects not to disclose such Work to Company as provided above, then Employee agrees to and does hereby grant to Company and its Affiliates a nonexclusive, irrevocable, paid up, royalty-free license with the right to sublicense to all of Employee’s rights in the Work, including but not limited to the rights to use, copy, transmit, display,  reproduce, perform, modify, use and/or prepare derivative works from the Work. Further, for any Work disclosed by Employee on Exhibit A, if Employee uses such Work in the course of Employee’s performance with Company, or otherwise contributes a Work to the Company or any of its Affiliates in any way, Employee agrees to and does hereby grant to Company and its Affiliates a nonexclusive, irrevocable, paid up, royalty-free license with the right to sublicense to all of Employee’s rights in the Work, including but not limited to the rights to use, copy, transmit, display,  reproduce, perform, modify, use and/or prepare derivative works from the Work.

(d)        Employee also agrees to assist the Company in every proper way to maintain its copyrights during and following the period of employment including, but not limited to, the performance of all lawful acts, such as the giving of testimony in any infringement suits or other litigation as may be deemed necessary or advisable by the Company.

4.          Third Party Information and Property. Employee represents that Employee has not retained any information (on any media) or tangible property that Employee does not have the right to retain from any prior employer, prior client or other third party. If Employee at any time discovers that Employee is in possession (whether inadvertently or otherwise) of any such information, Employee agrees to promptly thereafter destroy, erase, or otherwise dispose of such information. In the course and scope of Employee’s employment with Company, Employee agrees not to (a) use or disclose the trade secrets or confidential information of any prior employer, prior client or other third party, or (b) use any intellectual property of any prior employer, prior client or other third party.

5.          Agreement Not to Solicit Customers. During the term of Employee’s employment by the Company and for a period of twelve (12) months following the termination of such employment, Employee shall not, either directly or by assisting others, on behalf of any Direct Competitor (as defined in Section 7 below), solicit, call upon, attempt to solicit, or attempt to call upon any Protected Customer (as defined below) for the purpose of offering or accepting sales or orders for products or services similar to or competitive with those of the type authorized, offered, or provided by the Company or its Affiliates at any time during the one (1) year immediately preceding termination of Employee’s employment. For purposes of this Agreement, “Protected Customer” means any person or business (a) to which the Company or any of its Affiliates sold, provided, or solicited or offered to sell or provide any of the Company’s or its Affiliates’ products or services at any time during the one (1) year period immediately preceding termination of Employee’s employment with Company; and (b) (i) with whom Employee had material contact, or dealt on behalf of the Company or any of its Affiliates, (ii) whose dealings with the Company or any Affiliate were coordinated or supervised by the Employee, (iii) about whom Employee obtained Confidential Information or Trade Secrets in the ordinary course of business as a result of such Employee’s association with the Company or any Affiliate, or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for the Employee within two (2) years prior to the date of the Employee’s termination of employment, in each of cases (b)(i)-(iv), at any time during the one (1) year immediately preceding termination of Employee’s employment,

6.          Agreement Not to Solicit Employees. During the term of Employee’s employment by the Company and for a period of twelve (12) months following the termination of Employee’s employment, Employee shall not, either directly or by assisting others, on Employee’s own behalf or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, any person employed or engaged by the Company or any Affiliate (either as an employee or independent contractor) that Employee supervised or managed, or with whom Employee had regular or material contact during the one (1) year immediately preceding termination of Employee’s employment by Company.

7.          Agreement Not to Compete.

(a)        During the term of Employee’s employment by the Company and for a period of twelve (12) months following the termination of Employee’s employment, Employee shall not, without the prior written consent of the Company, directly or indirectly by assisting any other person or business, engage in any of the following activities anywhere in the Restricted Territory (as defined below):  (i) become a principal, owner, officer, director, shareholder, or other equity owner (other than a holder of less than five percent (5%) of the outstanding shares or other equity interests of a publicly traded company) of a Direct Competitor (as defined below); or (ii) become a partner or joint venturer in any business or other enterprise or undertaking with a Direct Competitor; or (iii) work or perform duties or services (including contract, consulting, or advisory services) for a Direct Competitor, if Employee’s work, duties or services are the same or similar in any material way to the work, duties or services Employee performed for the Company or any Affiliate during the twelve (12) months preceding Employee’s termination of employment with the Company.  For the purposes of this Agreement, “Direct Competitor” means any person, company, or other business entity (including any business owned or operated by Employee) that engages in activities, or engages in the sale of products or services, which are competitive with the activities, products, or services as conducted, authorized, offered, or provided by the Company or any of its Affiliates at any time during the one (1) year immediately preceding termination of Employee’s employment, including, without limitation, the business of offering private aviation services, including fractional ownership, charter services, jet card programs, and aircraft management. For the purposes of this Agreement, “Restricted Territory” means the United States of America.

(b)        Provided, however, nothing in this Agreement shall prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

8.          Protected Information.

(a)        Employee agrees that, for the time periods referenced below, (i) Employee shall keep and maintain the Protected Information (as defined herein) in strictest confidence and access and use the Protected Information only to perform Employee’s duties for the Company and its Affiliates; (ii) Employee shall not, either directly or indirectly through any other person, use any Protected Information for Employee’s own benefit or to benefit any person or entity other than the Company and its Affiliates; (iii) Employee shall not, either directly or indirectly through any other person, publish, divulge, disclose, or communicate any Protected Information in any manner whatsoever to any person or entity other than to employees or agents of the Company and its Affiliates having a need to know such Protected Information to perform their responsibilities on behalf of the Company; and (iv) Employee shall not, either directly or indirectly through any other person, access or use any Protected Information, or copy any documents, records, files, media, or other resources containing any Protected Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company and its Affiliates, except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of a duly authorized employee acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). “Protected Information” means collectively Company’s and its Affiliates’ Confidential Information and Trade Secrets. “Confidential Information” means any and all confidential business information of Company and its Affiliates, or of third parties, whether tangible or intangible, that is treated as confidential or secret by Company or any Affiliate (that is, it is subject of efforts by Company or any Affiliate that are reasonable under the circumstances to maintain its secrecy), which does not constitute a Trade Secret (as defined below), which has been disclosed to Employee or about which Employee becomes aware as a result of Employee’s employment with Company, and includes without limitation, information which has been disclosed to Company or an Affiliate by a third party and which Company or an Affiliate is obligated to treat as confidential, data and information relating to the business of Company or an Affiliate which has value to Company or an Affiliate and that is not generally known to others, and any and all additional confidential information of Company or an Affiliate. “Trade Secrets” means all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if: (i) the owner thereof has taken reasonable measures to keep such information secret; and (ii) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of the information. information related to the business or services of Company, an Affiliate, or of third parties which (i) derives economic value, actual or potential from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation (A) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (B) identifying any oral presentation or communication as confidential immediately before, during, or after such oral presentation or communication; or (C) otherwise treating such information as confidential. Assuming the criteria in (i) and (ii) above are met, Trade Secrets include without limitation, technical and non- technical data related to the designs, programs, inventions, finances, actual or potential customers and suppliers, research, development, marketing, existing and future products and services, and employees of Company, Affiliates, and such third parties.

(b)        Notwithstanding the foregoing, this Section 8 will not apply to any information which was: (i) at the time of disclosure to Employee, in the public domain; (ii) after disclosure to Employee, published or otherwise, becomes part of the public domain through no fault of Employee; (iii) without a breach of duty owed to Company, in Employee’s possession at the time of disclosure to Employee; (iv) received, after disclosure to Employee of such information, from a third party who had a lawful right to and, without a breach of duty owed to Company, did disclose such information to Employee; or (v) independently developed by Employee without reference to Protected Information.

(c)        The covenants of confidentiality set forth herein (i) will apply after the date hereof to any Protected Information disclosed to Employee and (ii) will continue and must be maintained from the date hereof until termination of Employee’s employment, plus (A) with respect to Trade Secrets, at any and all times after termination of Employee’s employment during which such Trade Secrets retain their status as such under applicable law; and (B) with respect to Confidential Information, for a period equal to five (5) years after termination of Employee’s employment.

(d)        Upon termination of Employee’s employment with Company, Employee will promptly deliver to Company all property belonging to Company including without limitation all Protected Information then in Employee’s possession or control.

(e)        It is the Company’s policy to defend and prosecute any disclosure or misappropriation of the Company’s and its Affiliates’ Trade Secrets to the full extent allowed by federal, state, and common law.  Accordingly, the Company hereby provides Employee with the following notice concerning immunity from liability for confidential disclosure of a trade secret to the government or in a court filing:  Pursuant to the Defend Trade Secrets Act, 18 U.S.C. § 1833, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal

9.          Agreements with Former Employers or Others.

(a)        Employee agrees to provide to Company, upon the execution and delivery of this Agreement, a copy of the pertinent portions of any employment, consulting, or subcontracting agreement, and other similar documents executed by Employee with a former employer or any business or person with which Employee has been associated (described on Exhibit A), which prohibits Employee during a period of time from: (i) competing with or participating in a business which competes with Employee’s former employer or business; (ii) soliciting personnel of the former employer or business to leave the former employer’s employment or to leave the business; or (iii) soliciting customers of the former employer or business on behalf of another business.

(b)        Employee represents to Company that Employee has not entered into any agreement with any other party which purports to require Employee to assign any Work or any Invention created, conceived, or first practiced by Employee during a period of time which includes the date of Employee’s commencement of employment with Company, nor is Employee subject to any law, court order or regulation which purports to require such assignment, except as described on Exhibit A. Employee will obtain and provide to Company a copy of the above-described agreement(s) and a reference to any such law, court order, or regulation.

10.        Protected Rights.  Notwithstanding anything in the Agreement to the contrary, (i) nothing in the Agreement prohibits the Employee from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with the Government Agencies or otherwise participating in any investigation or proceedings that may be conducted by the Government Agencies, including providing documents or other information, or engaging in any concerted activities or other actions as protected by the National Labor Relations Act; (ii) the Employee does not need the prior authorization of the Company to take any action described in (i), and the Employee is not required to notify the Company that he or she has taken any action described in (i); and (iii) the Agreement does not limit the Employee’s right to receive an award for providing information relating to a possible securities law violation to the Government Agencies.

11.        Remedies. Employee agrees that the covenants contained in this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests, and properties of Company; and that irreparable loss and damage will be suffered by Company should Employee breach any of the covenants. Employee agrees and consents that, in addition to all the remedies provided by law or in equity, Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The existence of any claim which Employee may have against Company shall not constitute a defense to the enforcement by Company of the covenants or agreements contained in this Agreement. If Employee challenges the enforceability of any of the covenants contained in this Agreement in a court of competent jurisdiction or arbitration (to the extent the parties have agreed to submit disputes under this Agreement to binding arbitration) and Employee is not enjoined from breaching any of such challenged covenants, then if a court of competent jurisdiction or arbitration (to the extent applicable) finds that the challenged covenants are enforceable, the time periods of such challenged covenants shall be deemed tolled upon the filing of the lawsuit or arbitration (to the extent applicable) challenging the enforceability of such covenants until the dispute is finally resolved in court or arbitration (to the extent applicable) and all periods of appeal have expired. Employee acknowledges that a breach of this Agreement may result in the immediate termination of its employment.

12.        Arbitration. Any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement, whether the claim arises in contract, tort, or statute, shall be submitted to and decided by binding arbitration.  Employee and the Company expressly acknowledge and agree that by entering into this Agreement, Employee and the Company waive any right to a jury trial on any dispute or claim that is subject to binding arbitration under this Agreement.  Any arbitration under this Agreement shall be conducted pursuant to the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”) then in effect.  Any arbitration shall be heard before a single arbitrator and shall be held in Atlanta, Georgia.  Unless otherwise agreed, the costs and expenses of arbitration, including compensation and expenses of the arbitrator, shall be borne by the parties in accordance with AAA rules.  Each party will bear its own attorneys’ fees, and the arbitrator will not have authority to award attorneys’ fees unless a statutory section at issue in the dispute or this Agreement authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question.  The parties agree that any arbitration award shall be enforceable in any court of competent jurisdiction.  Notwithstanding the foregoing, nothing in this Section 12 shall prohibit either party from seeking provisional remedies, including without limitation preliminary injunctions and temporary restraining orders, in a court of competent jurisdiction.

13.        Entire Agreement.  Unless specifically provided herein, this Agreement and the Employment Agreement contain all of the understandings and representations between the Employee and the Company pertaining to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

14.        Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and an authorized officer of the Company.  No waiver by any of the parties of any breach by another party hereto of any condition or provision of this Agreement to be performed by another party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

15.        Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.  The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

16.        Captions; Construction. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.        Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.        Assignment. This entire Agreement, or any particular rights and obligations of the Company stated in this Agreement, may be assigned by the Company, including to any Affiliate, and Employee hereby consents to any such assignment, which shall be for the benefit of, shall be binding upon, and shall be enforceable by the assignee. This Agreement and Employee’s rights and obligations stated in this Agreement may not be assigned by Employee.

19.        Waiver; Execution. A waiver by the Company of any breach of this Agreement by Employee shall not be effective unless in writing and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion. This Agreement may be executed in counterparts and by original, facsimile, and electronic signatures, each of which when affixed shall be deemed to be an original that is enforceable against the executing party.

20.        Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of law principles. All disputes arising out of or relating to this Agreement that are not subject to the mandatory arbitration provision in Section 12 shall be submitted to the exclusive jurisdiction of the state and federal courts in the State of Delaware. The parties hereby expressly consent to the personal jurisdiction of such courts, and waive any defense of forum non conveniens.

21.        At Will Employment. The terms of this Agreement shall not be construed as creating any obligation of or agreement by Company to employ Employee for any fixed term, and each of the Company and Employee retains the right to terminate the employment of Employee with Company at any time and for any reason in accordance with applicable law, unless otherwise agreed to by Company and Employee in writing.

THIS AGREEMENT, AS A CONDITION OF EMPLOYEE’S EMPLOYMENT AND CONTINUED EMPLOYMENT WITH THE COMPANY, CONTAINS AN ASSIGNMENT OF CERTAIN PATENT, COPYRIGHT, AND RELATED RIGHTS TO INVENTIONS AND WORKS THAT EMPLOYEE CONCEIVES OR CREATES WHILE AN EMPLOYEE OF THE COMPANY, MAY AFFECT EMPLOYEE’S RIGHTS TO INVENTIONS OWNED BY EMPLOYEE AT THE TIME EMPLOYMENT WITH THE COMPANY BEGINS, AND IMPOSES UPON EMPLOYEE CERTAIN CONFIDENTIALITY RESTRICTIONS WITH RESPECT TO PROPRIETARY INFORMATION BELONGING TO THE COMPANY. PLEASE READ THIS AGREEMENT CAREFULLY BEFORE SIGNING.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Volato Group, Inc. (Parent):

By:
Name:
Title:

Volato, Inc. (Company):

By:
Name:
Title:

Employee

Signature:
Printed Name:

Exhibit A

Inventions, Patents, Copyrights and Agreements
1.          Previously Conceived Inventions

(Please describe any Inventions (as defined in Section 1(a) which Employee has developed or in which Employee has some ownership interest.)

2.          Patents

(Please list or describe all patents Employee owns individually or jointly, or for which applications are pending.)

3.          Copyrights

(Please describe any Works for which Employee claims copyrights either individually or jointly.)

4.          Employment Agreements

(Please list and provide copies of pertinent portions of all agreements with former employers or others containing the restrictions described in Section 9(a) or requiring the assignment of inventions, copyrightable works, or contributions to copyrightable works.)